EXHIBIT 3.2



                          AMENDED AND RESTATED BY-LAWS
                                       OF
            FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS INC.


                                   ARTICLE I.
                                     OFFICES


         SECTION 1. Principal office. The principal office of the corporation shall be located at Charlotte in Mecklenburg County, North Carolina.

         SECTION 2. Registered office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

         SECTION 3. Other offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

         SECTION 1. Place of meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina , as shall be designated on the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

         SECTION 2. Annual Meetings. The annual meetings of shareholders shall be held on the third Tuesday in April of each year for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

         SECTION 3. Substitute annual meeting. If the annual meeting shall not be held on the day designated by these by-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         SECTION 4. Special meetings. Special meetings of the shareholders may be called at any time by the President, Secretary, or Board of Directors of the corporation, or by the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.
meeting.

         SECTION 5. Notice of meetings. Written or printed notice starting the time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date of any



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shareholders' meeting, either personally or by mail, by or at the direction of the President, the Secretary, or other person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided that such notice must be given not less than twenty days before the date of any meeting at which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.

         In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless a statement is required by the provisions of the North Carolina Business Corporation Act.

         When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         SECTION 6. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that at a substitute annual meeting of shareholders the number of shares there represented either in person or by proxy, even though less than a majority, shall constitute a quorum for the purpose of such meeting.

         The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         SECTION 7. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.

         SECTION 8. Voting of shares. Subject to the provisions of Section 4 of
Article III, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.



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         Except in the election of directors as governed by the provisions of
Section 3 of Article III, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or other charter or by-laws of the corporation.

         Shares of its own stock owned by the corporation, directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

         SECTION 9. Informal action by shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept as part of the corporate records.


                                  ARTICLE III.
                               BOARD OF DIRECTORS

         SECTION 1. General powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         SECTION 2. Number, term and qualification. The number of directors constituting the Board of Directors shall not be less than one (1) nor more than seven (7) as may be fixed from time to time by resolution duly adopted by the shareholders or by the Board of Directors of the corporation. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been elected and qualified. Directors need not be residents of the Stat of North Carolina or shareholders of the corporation.

         The corporation shall at all times have at least one (1) director (the "Independent Director") who is not (I) a director, officer or employee of any affiliate of the corporation other than a special purpose affiliate; (ii) a person related to any director, officer or employee of any affiliate of the corporation other than a special purpose affiliate; (iii) a holder (directly or indirectly) of more than 5% of any voting securities of any affiliate of the corporation; or (iv) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of any affiliate of the corporation.

         For the purposes of this Section 2 of this Article III, the terms "affiliate", "control", "person" and "special purpose affiliate" shall have the meanings ascribed to them in Article 4 of the charter of the corporation.

         SECTION 3. Election of directors. Except as provided in Section 6 of this Article III, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, the election of directors shall be by ballot.



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         SECTION 4. Cumulative voting. Every shareholder entitled to vote at in election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxyholder announces in open meeting, before the voting for the directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

         SECTION 5. Removal. Any director may be removed at any time with or without cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However,unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director is such shares could be voted cumulative at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

         SECTION 6. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         SECTION 7. Chairperson of board. There may be a chairperson of the board of Directors elected by the directors from their number at any meeting of the Board. The chairperson shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

         SECTION 8. Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.


                                   ARTICLE IV.
                              MEETINGS OF DIRECTORS

         SECTION 1. Regular meetings. A regular meeting of the Board of Directors shall he held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings. Any one or more members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute


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presence in person at such meeting.

         SECTION 2. Special meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

         SECTION 3. Notice of meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         SECTION 4. Waiver of notice. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or conveyed.

         SECTION 5. Quorum. A majority of the number of directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 6. Manner of acting. Except as otherwise provided in these fixed by these by-laws, the act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 7. Presumption of assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 8. Informal action by directors. Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

                                   ARTICLE V.
                                    OFFICERS

         SECTION 1. Officers of the corporation. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no office may act in more than one capacity


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where action of two or more officers is required.

         SECTION 2. Election and term. The officers of the corporation shall be elected by the Board of Directors or in such other manner as may be approved by the Board of Directors, and each officer shall hold office until his death, resignation, retirement, removal, or disqualification or until his successor shall have been elected and qualified.

         SECTION 3. Compensation of officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors or in such other manner as may be approved by the Board of Directors and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation is authorized by the Board of Directors.

         SECTION 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause for any reason whatsoever.

         SECTION 5. Bonds. The corporation may require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the corporation.

         SECTION 6. Officers acting as Assistant Secretaries. Notwithstanding anything contained in these by-laws, any Vice President (including any Senior Vice President or any Assistant Vice President) shall have, by virtue of his office, and by authority of these by-laws, the authority, from time to time, to act a an Assistant Secretary of the corporation, and to such extent, said officers are appointed to the office of Assistant Secretary.

                                   ARTICLE VI.
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. The corporation shall issue and deliver to each shareholder a certificate or certificates representing all fully paid shares owned by him. Certificates shall be signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.



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         SECTION 2. Transfer of shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares with proper endorsement on the certificate or on a separate accompanying document together with such evidence of the payment of transfer taxes and compliance with such other provisions of law as the corporation or its transfer agent may require.

         SECTION 3. Lost certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum as the Board may directly as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

         SECTION 4. Closing transfer books and fixing record date. for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days, and in case of a meeting of shareholders, not less than ten days, immediately preceding the date on which the particular action, requiring such determination of shareholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.



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         SECTION 5. Holder of record. The corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of the shares evidenced by such certificate.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

         SECTION 1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its charter.

         SECTION 2. Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal is hereby adopted as the corporate seal of the corporation.

         SECTION 3. Waiver of notice. Whenever any notice is required to be given to any shareholder or director by law, by the charter or by these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         SECTION 4. Fiscal Year. The Fiscal year of the corporation shall be fixed by the Board of Directors, and in the absence of any action on the matter, the fiscal year shall be the calendar year.

         SECTION 5. Amendments. Except as otherwise provided herein, these by-laws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

         The Board of Directors shall have no power to adopt a by-law: (1) prescribing quorum or voting requirements for action by shareholders or directors different from those prescribed by law; or (2) classifying and staggering the election of directors.

         No by-law adopted or amended by the shareholders shall be amended or repealed by the Board of Directors, except to the extent that such by-law expressly authorizes its amendment or repeal by the Board of Directors.












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